UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  December 19, 2023

VERDE BIO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54524	30-0678378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 67

Jacksboro, Texas 76458

(Address of Principal Executive Offices)

(972) 217-4080

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Verde Bio Holdings, Inc. (the “Company”) entered into an Agreement with  (“Settlement Agreement”) with Scott Cox (“Cox”) whereby the Company agreed to convey, transfer and assign certain real property owned by the Company and located in Jackson County, Texas (the “Property”) to Cox in exchange for the forgiveness and cancellation of a loan extended by Cox to the Company in the amount of $525,000 (“Loan”).  The Settlement Agreement provides for the full release of the Company by Cox for all liabilities and obligations under the Loan and the transfer of the Property to Cox via quit claim deed.  The date of the Agreement is December 19, 2023.

A form of the Settlement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits
10.1	Agreement dated December 19, 2023

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 20th day of December, 2023.

VERDE BIO HOLDINGS, INC.
By:	/s/ Scott A. Cox
	Name:	Scott A. Cox
	Title:	Chief Executive Officer